Exhibit 10.4
Pledge Agreement
THIS AGREEMENT, effective July 5, 2011 by and between Brownstein Hyatt Farber Schreck, LLP (the “Pledgor”) and Prospect Global Resources Inc (the “Company”).
WHEREAS, Pledgor has issued a promissory note in the stated principal amount of $750,000 (the “Note”) to the Company, dated the date hereof as payment for 200,000 shares of common stock of the Company (the “Purchased Shares”) pursuant to a fee agreement (the “Fee Agreement”) dated the date hereof between the Pledgor and the Company; and
WHEREAS, in order to induce the Company to finance Pledgor’s purchase of the Purchased Shares, Pledgor has agreed to pledge to the Company all of the Purchased Shares as security for the full and timely payment when due of the principal of, and interest on, the principal and interest obligation under the Note including, without limitation, any accrued and unpaid interest and expenses (such principal, interest and expenses being hereinafter collectively referred to as the “Obligations”).
NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:
1. Pledge of Shares. Subject to the terms of this Agreement, Pledgor hereby pledges and grants unto the Company, and its successors and assigns, for the benefit of the Company, as security for the payment in full when due and payable of the Obligations, the Purchased Shares (the “Pledged Interest”), subject to the terms and conditions of the Fee Agreement.
2. Delivery of Pledged Interest. All certificates or instruments representing or evidencing the Pledged Interest shall be delivered to and held by or on behalf of the Company pursuant hereto and shall be in suitable form for instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company.
3. Representations and Warranties. Pledgor represents and warrants that (a) upon execution and delivery hereof, this Agreement shall constitute the legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar law affecting Pledgor’s rights generally and subject to the exercise of judicial discretion in accordance with general principles of equity; (b) Pledgor is the legal and beneficial owner of the Pledged Interest free and clear of all liens, charges and encumbrances and security interests of every kind and nature, except for those transfer restrictions clearly stated in the Award Agreement, and that in the event of default under any of the Loan Documents, the Company will have, until the termination hereof as hereinafter provided, the right, power and authority to convey good title to all of the Pledged Interest (subject to the transfer provisions of the Award Agreement); (c) Pledgor has good right and lawful authority to pledge the Pledged Interest in the manner hereby done or contemplated and will warrant and defend the title thereunder and the lien thereon conveyed to the Company by this Agreement against all claims of all persons and will maintain and preserve such lien; and (d) the pledge of the Pledged Interest pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Interest, securing the payment of the Obligations.

4. Rights of Pledged Interest While No Event of Default; Transfer to Name of Nominee. Unless there is a default under the Obligations or an event which with the passage of time or giving of notice or both would constitute a default, Pledgor or his nominee shall be entitled to vote any and all of the Pledged Interest, to the extent of any voting rights; and give consents, waivers and ratifications in respect thereof; provided, however, that no vote shall be made, or consent, waiver or ratification given or action taken, the result of which would be inconsistent with any of the provisions hereof, or of the Loan Documents. All such rights of Pledgor to vote and give consents, waivers and ratifications, if any, shall cease in case default shall occur and be continuing. Further, while there is no event of default, Pledgor or its nominee shall be entitled to distributions and/or dividends attributable to the Pledged Interest. The Company, subsequent to any default, may transfer or cause to be transferred into the Company’s name, or into the names of his nominee or nominees any or all of the Pledged Interest. At any time after the occurrence of a default, the Company also may vote any or all of the Pledged Interest (whether or not so transferred) and give all consents, waivers and ratifications, if any, in respect thereof and otherwise act with respect thereto as though they were the outright owners thereof (Pledgor hereby irrevocably constitutes and appoints the Company the proxy and attorneys-in-fact of Pledgor, with all power of substitution to do so).
5. Remedies in Case of an Event of Default. In the event that a default shall have occurred under the Note and be continuing, and after any applicable cure periods have lapsed, the Company may sell, assign and deliver the whole or, from time to time, any part of the Pledged Interest or any interest or any part thereof, at any private sale or at public auction with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that notice of the holding of any such sale shall be given to Pledgor of the Pledged Interest being sold, assigned and delivered not less than ten (10) days before such sale) for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and at such terms as the Company in his sole discretion may determine. Pledgor may bid for purchase for its own account the whole or any part of the Pledged Interest so sold free from any such right to equity of redemption. The proceeds of any sale of all or any part of the Pledged Interest or any interest therein and any dividends, payments or other distributions received by the Company in respect to the Pledged Interest (not theretofore applied as herein provided), shall be applied by the Company, after deducting all costs and expenses of safekeeping, collection, sale and delivery, to the payment or reduction of the Obligations unpaid and outstanding, in such manner, order and sequence as the Company, in his sole discretion, may deem appropriate, and the excess, if any, shall be held for the benefit of Pledgor. Neither failure or delay on the part of the Company to exercise any right, remedy, power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
6. Transfer by Pledgor. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, Pledgor shall not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Pledged Interest or any interest thereon.
7. Stock Splits, Stock Dividends or Reorganizations. In the event there is a stock split, stock dividend or reorganization of the Company that shall cause more shares to be issued in relation to the Pledged Interest, Pledgor shall pledge such additional shares and such shares shall become part of the Pledged Interest and subject to all the provisions hereunder.
8. Release of Pledged Interest / Termination. Upon payment in full of all of the Obligations, this Agreement shall terminate and the Company shall (i) forthwith assign, transfer and deliver, against receipt, all of the Pledged Interest (and any property received in respect thereof which has not theretofore been sold or otherwise applied pursuant to the provisions of this Agreement) to or on the order of Pledgor, and (ii) execute, deliver, acknowledge or file, as the case may be, and take all other action as Pledgor may, from time to time, reasonably request in order to fully effectuate the termination of this Agreement and the security interest granted hereby.

9. Notices. Any notices required or permitted under this Agreement shall be in writing, addressed and mailed by certified mail, postage prepaid, to the parties at their respective addresses on file at the office of the Company (or such other addresses of which they may give notice in writing by certified mail) and shall be deemed effective upon mailing. The effective date of notice shall be the date of deposit in the United States mail.
10. Miscellaneous. Neither this Agreement nor any provisions hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing duly signed by or on behalf of Pledgor and the Company. This is a continuing Agreement and shall remain in full force and effect and be binding upon Pledgor and his successors and assigns until the Obligations are paid in full. The captions in this Agreement are for the convenience of reference only and shall not define or omit the provisions hereof. Time is of the essence.
11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding any conflict-of-laws rule or law that might refer such construction or governance to the laws of another jurisdiction.
12. Costs and Expenses. Pledgor will bear all costs and expenses incurred by the Company in connection with the enforcement of this Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of July 5, 2011.

Company		Pledgor

PROSPECT GLOBAL RESOURCES INC.		BROWNSTEIN HYATT FARBER SCHRECK, LLP

By:	/s/ Patrick L. Avery Patrick L. Avery	By:	/s/ Jeff Knetsch Jeff Knetsch

3